EXHIBIT 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification Number

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Robert T. Jones

U.S. Bank National Association

425 Walnut Street, CN-WN-06CT

Cincinnati, Ohio 45202

(513) 632-4427

(Name, address and telephone number of agent for service)

VENTAS, INC.
VENTAS CAPITAL CORPORATION
VENTAS REALTY, LIMITED PARTNERSHIP

SEE “TABLE OF CO-OBLIGORS” ON THE FOLLOWING PAGE.

(Exact name of obligor as specified in its charter)

Delaware	61-1055020 35-2168770 61-1324573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 S. Wacker Drive, Suite 4800 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Subordinated Debt Securities
 (Title of indenture securities)

TABLE OF CO-OBLIGORS

The following direct or indirect subsidiaries of Ventas, Inc. may be co-obligors for the purpose of providing guarantees, if any, of payments on the subordinated debt securities of Ventas, Inc. and on the subordinated debt securities of Ventas Capital Corporation and Ventas Realty, Limited Partnership.  Ventas, Inc. may also provide guarantees of payments on the subordinated debt securities of Ventas Capital Corporation and Ventas Realty, Limited Partnership. Ventas Realty, Limited Partnership may also provide guarantees of payments on the subordinated debt securities of Ventas, Inc.  The principal executive offices of each co-registrant set forth below are located at 111 S. Wacker Drive, Suite 4800, Chicago, Illinois 60606, telephone (877) 483-6827.

Name	State or other jurisdiction of incorporation or organization	IRS Employer Identification Number

AL (AP) Holding LLC	Delaware	20-1290648
AL (HCN) Holding LLC	Delaware	11-3713528
AL (MT) Holding LLC	Delaware	04-3709897
Allison Park Nominee LLC	Delaware	20-1288342
Allison Park Nominee LP	Delaware	20-0116902
BCC Altoona Realty GP, LLC	Delaware	20-4814240
BCC Altoona Realty, LLC	Delaware	20-4360216
BCC Altoona Realty, LP	Delaware	20-4814552
BCC Berwick Realty GP, LLC	Delaware	20-4814467
BCC Berwick Realty, LLC	Delaware	20-4360402
BCC Berwick Realty, LP	Delaware	20-4814806
BCC Lewiston Realty GP, LLC	Delaware	20-4814292
BCC Lewiston Realty, LLC	Delaware	20-4360250
BCC Lewiston Realty, LP	Delaware	20-4814618
BCC Martinsburg Realty, LLC	Delaware	20-4359771
BCC Medina Realty, LLC	Delaware	20-4360032
BCC Ontario Realty, LLC	Delaware	20-4359995
BCC Reading Realty GP, LLC	Delaware	20-4814343
BCC Reading Realty, LLC	Delaware	20-4360284
BCC Reading Realty, LP	Delaware	20-4814689
BCC Shippensburg Realty, LLC	Delaware	20-4360124
BCC South Beaver Realty, LLC	Delaware	20-4360173
BCC State College Realty GP, LLC	Delaware	20-4814411
BCC State College Realty, LLC	Delaware	20-4360353
BCC State College Realty, LP	Delaware	20-4814752
BCC Washington Township Realty, LLC	Delaware	20-4360071
BLC of California-San Marcos, L.P.	Delaware	36-4400350
Bloomsburg Nominee LLC	Delaware	11-3713538
Bloomsburg Nominee LP	Delaware	11-3713547
Brookdale Holdings, LLC	Delaware	36-4140074
Brookdale Living Communities of Arizona-EM, LLC	Delaware	36-4390859
Brookdale Living Communities of California, LLC	Delaware	36-4174019
Brookdale Living Communities of California-RC, LLC	Delaware	36-4255656
Brookdale Living Communities of California-San Marcos, LLC	Delaware	36-4400348
Brookdale Living Communities of Illinois-2960, LLC	Delaware	36-4390860
Brookdale Living Communities of Illinois-II, LLC	Delaware	36-4140070

Brookdale Living Communities of Massachusetts-RB, LLC	Delaware	36-4255655
Brookdale Living Communities of Minnesota, LLC	Delaware	36-4105750
Brookdale Living Communities of New York-GB, LLC	Delaware	36-4390861
Brookdale Living Communities of Washington-PP, LLC	Delaware	36-4390858
Chippewa Nominee LLC	Delaware	04-3710093
Chippewa Nominee LP	Delaware	04-3710098
Dillsburg Nominee LLC	Delaware	04-3710124
Dillsburg Nominee LP	Delaware	04-3710126
EC Halcyon Realty, LLC	Delaware	20-4735761
EC Hamilton Place Realty, LLC	Delaware	20-4588621
EC Lebanon Realty, LLC	Delaware	20-4588944
EC Timberlin Parc Realty, LLC	Delaware	20-4591454
ElderTrust	Maryland	23-2932973
ET Berkshire, LLC	Delaware	23-3074121
ET Capital Corp.	Delaware	23-2945788
ET GENPAR, L.L.C.	Delaware	23-2945800
ET Lehigh, LLC	Delaware	23-3074118
ET Pennsburg Finance, L.L.C.	Delaware	23-3024248
ET Sanatoga, LLC	Delaware	23-3074120
ET Sub-Berkshire Limited Partnership	Delaware	23-3074125
ET Sub-Heritage Woods, L.L.C.	Delaware	23-2946017
ET Sub-Highgate, L.P.	Pennsylvania	23-2946046
ET Sub-Lacey I, L.L.C.	Delaware	23-2946020
ET Sub-Lehigh Limited Partnership	Delaware	23-3074122
ET Sub-Lopatcong, L.L.C.	Delaware	23-2945801
ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	Virginia	23-2946005
ET Sub-Phillipsburg I, L.L.C.	Delaware	23-2945793
ET Sub-Pleasant View, L.L.C.	Delaware	23-2946018
ET Sub-Rittenhouse Limited Partnership, L.L.P.	Virginia	23-2946049
ET Sub-Riverview Ridge Limited Partnership, L.L.P.	Virginia	23-2946044
ET Sub-Sanatoga Limited Partnership	Delaware	23-3074124
ET Sub-SMOB, L.L.C.	Delaware	23-2945798
ET Sub-Wayne I Limited Partnership, L.L.P.	Virginia	23-2946052
ET Sub-Willowbrook Limited Partnership, L.L.P.	Virginia	23-2946022
ET Sub-Woodbridge, L.P.	Pennsylvania	23-2946047
ET Wayne Finance, Inc.	Delaware	23-3024252
ET Wayne Finance, L.L.C.	Delaware	23-3024250
Hendersonville Nominee LLC	Delaware	04-3709935
Hendersonville Nominee LP	Delaware	04-3709939
IPC (AP) Holding LLC	Delaware	20-1288316
IPC (HCN) Holding LLC	Delaware	11-3713503
IPC (MT) Holding LLC	Delaware	04-3709895
Kingsport Nominee LLC	Delaware	04-3710060
Kingsport Nominee LP	Delaware	04-3710065
Knoxville Nominee LLC	Delaware	04-3710081
Knoxville Nominee LP	Delaware	04-3710092
Lebanon Nominee LLC	Delaware	11-3713519
Lebanon Nominee LP	Delaware	11-3713536
Lewisburg Nominee LLC	Delaware	04-3709918
Lewisburg Nominee LP	Delaware	04-3709920
Lima Nominee LLC	Delaware	04-3710046
Lima Nominee LP	Delaware	04-3710056
Loyalsock Nominee LLC	Delaware	11-3713515
Loyalsock Nominee LP	Delaware	11-3713516
MAB Parent LLC	Delaware	20-8697052
PSLT GP, LLC	Delaware	57-1212440
PSLT OP, L.P.	Delaware	02-0718666
PSLT-ALS Properties Holdings, LLC	Delaware	20-1574771

PSLT-ALS Properties I, LLC	Delaware	39-1912087
PSLT-BLC Properties Holdings, LLC	Delaware	36-4103821
River Oaks Partners	Illinois	36-3650842
Sagamore Hills Nominee LLC	Delaware	11-3713532
Sagamore Hills Nominee LP	Delaware	11-3713544
Saxonburg Nominee LLC	Delaware	11-3713505
Saxonburg Nominee LP	Delaware	11-3713508
Shippensburg Realty Holdings, LLC	Delaware	20-5805090
South Beaver Realty Holdings, LLC	Delaware	20-5804785
SZR Acquisitions, LLC	Delaware	26-2073467
SZR Burlington Inc.	Ontario, Canada	98-0537353
SZR Columbia, LLC	Delaware	20-3665322
SZR Lincoln Park, LLC	Delaware	20-2806723
SZR Markham Inc.	Ontario, Canada	98-0537338
SZR Mississauga Inc.	Ontario, Canada	98-0537336
SZR North Hills, LLC	Delaware	20-2806787
SZR Norwood, LLC	Delaware	20-3665607
SZR Oakville Inc.	Ontario, Canada	98-0537335
SZR Richmond Hill Inc.	Ontario, Canada	98-0537331
SZR Rockville LLC	Delaware	20-3665424
SZR San Mateo LLC	Delaware	20-3665548
SZR Scottsdale, LLC	Delaware	36-4566118
SZR US Investments, Inc.	Delaware	20-2806614
SZR US UPREIT Three, LLC	Delaware	20-2999342
SZR Westlake Village LLC	Delaware	20-2806904
SZR Willowbrook LLC	Delaware	20-4276617
SZR Windsor Inc.	Ontario, Canada	98-0537327
SZR Yorba Linda LLC	Delaware	20-2806852
The Ponds of Pembroke Limited Partnership	Illinois	36-3550345
United Rehab Realty Holding, LLC	Delaware	20-2648755
Ventas Broadway MOB, LLC	Delaware	20-8244885
Ventas Cal Sun LLC	Delaware	20-3032284
Ventas Capital Corporation	Delaware	35-2168770
Ventas Casper Holdings, LLC	Delaware	20-8321312
Ventas Carroll MOB, LLC	Delaware	26-3402470
Ventas Center MOB, LLC	Delaware	26-2886722
Ventas DASCO MOB Holdings, LLC	Delaware	26-3232393
Ventas Framingham, LLC	Delaware	43-2068275
Ventas Grantor Trust #1	Delaware	36-7477196
Ventas Grantor Trust #2	Delaware	36-7477197
Ventas Healthcare Properties, Inc.	Delaware	26-0055985
Ventas LP Realty, L.L.C.	Delaware	52-2093507
Ventas MO Holdings, LLC	Delaware	26-3180693
Ventas MOB Holdings, LLC	Delaware	26-1306470
Ventas Nexcore Holdings, LLC	Delaware	26-1306581
Ventas of Vancouver, Limited	Island of Jersey	98-0537423
Ventas Provident, LLC	Delaware	20-2954370
Ventas Realty, Limited Partnership	Delaware	61-1324573
Ventas REIT US Holdings, Inc.	Delaware	56-2487781
Ventas SSL Beacon Hill, Inc.	Ontario, Canada	98-0537360
Ventas SSL Holdings, Inc.	Delaware	20-8616327
Ventas SSL Holdings, LLC	Delaware	20-8616338
Ventas SSL, Inc.	Delaware	20-8616316
Ventas SSL Lynn Valley, Inc.	Ontario, Canada	98-0537367
Ventas SSL Ontario II, Inc.	Ontario, Canada	38-3755065
Ventas SSL Ontario III, Inc.	Ontario, Canada	98-0530812
Ventas University MOB, LLC	Delaware	26-0696900
Ventas SSL Vancouver, Inc.	Ontario, Canada	98-0537357

Ventas Sun LLC	Delaware	20-3032275
Ventas TRS, LLC	Delaware	43-1981928
VSCRE Holdings, LLC	Delaware	20-5340202
VTRLTH MAB I, LLC	Delaware	20-5696034
VTRLTH MAB II, LLC	Delaware	20-8244498
Xenia Nominee LLC	Delaware	04-3710071
Xenia Nominee LP	Delaware	04-3710078

FORM T-1

Item 1.                              GENERAL INFORMATION.  Furnish the following information as to the trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                       Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                   AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the trustee’s knowledge, the obligor is not in default under any Indenture for which the trustee acts as Trustee.

Item 16.                            LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit Number
1	A copy of the Articles of Association of the Trustee.*
2	A copy of the certificate of authority of the Trustee to commence business.*
3	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*
4	A copy of the existing bylaws of the Trustee.*
5	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.
6	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7	Report of Condition of the Trustee as of September 30, 2005, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
8	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable.
9	A consent to service of process on Form F-X. Not applicable.

*   Incorporated by reference to Registration Number 333-67188.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 6th day of April, 2009.

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Robert T. Jones
Name: Robert T. Jones
Title: Vice President

By:	/s/ William Sicking
William Sicking
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 6, 2009

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Robert T. Jones
Robert T. Jones
Vice President

By:	/s/ William Sicking
William Sicking
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

A.            As of 12/31/2008

($000’s)

12/31/2008
Assets
Cash and Balances Due From Depository Institutions	$8,077,564
Securities	37,455,111
Federal Funds	3,290,350
Loans & Lease Financing Receivables	180,437,040
Fixed Assets	4,522,546
Intangible Assets	12,495,040
Other Assets	15,497,940
Total Assets	$261,775,591
Liabilities
Deposits	$171,980,048
Fed Funds	11,861,941
Treasury Demand Notes	0
Trading Liabilities	1,919,265
Other Borrowed Money	39,187,106
Acceptances	0
Subordinated Notes and Debentures	7,329,967
Other Liabilities	6,647,510
Total Liabilities	$238,925,837
Equity
Minority Interest in Subsidiaries	$1,664,422
Common and Preferred Stock	18,200
Surplus	12,597,620
Undivided Profits	8,569,512
Total Equity Capital	$22,849,754
Total Liabilities and Equity Capital	$261,775,591

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Robert Jones

Vice President

Date: April 6, 2009